Exhibit 10.167
FY 20YY Compuware Short-Term and Long-Term Incentive Plan

Compuware Short-Term and Long-Term Incentive Plan

You have been selected to participate in Compuware’s Fiscal Year (FY) 20YY Short-Term and Long-Term Incentive Plan (the “Plan”).  The purpose of this Plan is to provide you with additional incentives to achieve our annual business goals while positioning Compuware for long-term results, and to provide an opportunity to share in Compuware’s success.

Short-Term Incentive
You are eligible for a Short-Term Incentive (“STI”) award (“STI Award”) equal to the STI percent multiplied by your base salary as of July 1, 20YY.  STI Awards will be prorated between performance levels and will be paid no later than 2 ½ months following the close of FY 20YY.  As set forth on the Summary Page, STI Awards are based on fiscal year-end results for the following independent measures:
-	Company Revenue (“Revenue”) – 50%
-	Company Operating Income (“Operating Income”) (non-GAAP basis) – 50%

Long-Term Incentive
You are eligible for a Long-Term Incentive (“LTI”) award (“LTI Award”) equal to the LTI percent multiplied by your base salary as of May 1, 20YY.  As set forth on the Summary Page, the LTI Award is divided equally among three separate components: Long-Term Performance Cash, Non-Qualified Stock Options and Restricted Stock Units.

A.	Long-Term Performance Cash comprises 1/3 of the targeted LTI Award. Long-Term Performance Cash will be prorated between performance levels and will be paid no later than 30 days following the close of the second fiscal year following the completion of FY 20YY. Long-Term Performance Cash is based fiscal year-end results for the following independent measures:

-	Company Revenue (“Revenue”) – 50%
-	Company Operating Income (“Operating Income”) (non-GAAP basis) – 50%

B.	Performance-based Non-Qualified Stock Options (“NQSOs”) comprise 1/3 of the targeted LTI Award. The number of NQSOs is determined by dividing 1/3 of the targeted LTI Award by the Black Scholes valuation on the date of the NQSO grant. The ultimate value of the NQSOs will depend upon the performance of the company stock over the option term as well as when the NQSOs are exercised. The NQSO grant will be at Fair Market Value. Fair Market Value is the closing price of Compuware common stock on the last stock exchange trading day immediately preceding the grant date. The NQSOs vest subject to the Company achieving specified performance targets for Revenue and Operating Income (see Summary Page). Attainment of the targets will determine the number of shares you will earn. Earned shares will be prorated between the threshold and target levels of attainment for each performance measure. The specific terms and conditions of your stock option grant are included in your Stock Option Agreement. You will receive an email message once your agreement is ready for your review and acceptance.

-	Company Revenue FYEYY+2 (“Revenue”) – 50%
-	Company Operating Income FYEYY+2 (“Operating Income”) (non-GAAP basis) – 50%

C.	Restricted Stock Units (“RSUs”) comprise 1/3 of the targeted LTI Award. The number of RSUs is calculated by dividing 1/3 of the targeted LTI Award by the closing price of Compuware common stock on the last stock exchange trading day immediately preceding the grant date. The RSUs vest over a period of four years at a rate of 25% on each anniversary of the grant date. At vest, the RSUs are converted to shares of common stock. The specific terms and conditions of your RSU grant are included in your RSU Agreement. You will receive an email message once your agreement is ready for your review and acceptance.

Compuware Corporation Confidential
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Exhibit 10.167
FY 20YY Compuware Short-Term and Long-Term Incentive Plan

Plan Administration

This Plan is issued under and subject to the Compuware Corporation Amended and Restated 2007 Long Term Incentive Plan

 (“LTIP”).  If there is any conflict between this Plan and the LTIP, the LTIP shall control.

The Plan is administered by the Compensation Committee of the Board of Directors (“Committee”). The decision to make payouts under this Plan is at the Committee’s discretion or the discretion of the CEO as provided in Section 1.5(c) of the 2007 LTIP, which states:

Notwithstanding anything in this Plan to the contrary to the extent permitted by applicable law, the Committee may delegate to Chief Executive Officer of the Corporation the authority, subject to such terms and limitations as the Committee shall determine by resolution, to grant Awards to, cancel, modify, or waive rights with respect to, alter, discontinue or terminate Awards held by and otherwise exercise the Committee’s authority under this Plan with respect to Awards held by, Participants who are not persons subject to Section 16 of the Exchange Act.  The acts of the Chief Executive Officer pursuant to such delegated authority shall be treated hereunder as acts of the Committee and the Chief Executive Officer shall report regularly to the Committee regarding any Award so granted or other actions taken by the Chief Executive Officer pursuant to such delegated authority.

The Committee intends that the STI Award and Long-Term Performance Cash be exempt from Code Section 162(m) as “performance-based compensation” (as defined in Internal Revenue Code Section 162(m) and the regulations there under).

This Plan, together with the Stock Option and RSU Agreements, the LTIP and any subsequent correspondence issued by the Committee or the CEO, shall constitute the entire agreement between you and Compuware regarding the awards and supersedes all contradictory terms, representations or claims, whether written or oral. Compuware reserves the right to change or discontinue this Plan for business or economic reasons at any time without prior notice.  Nothing in the Plan is intended to confer upon you any right to continued employment.

This Plan applies to FY 20YY only and does not confer any right on you to any award or payment for other fiscal years.  If Compuware makes any award or payment to you with respect to FY 20YY, it shall not be obliged to make any subsequent award or payment to you for subsequent fiscal years. In the event that your employment with Compuware terminates (either voluntarily or involuntarily) prior to the payment of the STI Award or the Long-Term Performance Cash, you will not receive any portion of either amount unless termination is due to death or Disability, as defined in the LTIP.

If any dispute arises concerning payments to you under the terms of this Plan, you agree not to initiate legal action until you have first presented such concerns directly to the Committee or the CEO in writing, and until the Committee or CEO has had a reasonable time in which to review and address those concerns.  No legal action arising out of this Plan may be brought by either party more than one year after the cause of action has occurred.  This Plan shall be construed, interpreted, and governed by the local laws and regulations where you are employed.  In the event of legal action, the prevailing party shall be entitled to receive from the opposing party the costs incurred in such legal action, including but not limited to reasonable attorney's fees.

Compuware Corporation Confidential
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Exhibit 10.167
FY 20YY Compuware Short-Term and Long-Term Incentive Plan

Compuware Short-Term and Long-Term Incentive Summary

Plan Participant Name:	<<EE_Name>> (<<EE_Number>>)	Plan Effective Dates:	April 1, 20YY to March 31, 20YY
Group:	<<Business_Unit>>	Salary:	<<Base_Salary_Currency>> <<Base_Salary>>
Manager:	<<Manager>>	STI Percent:	<<STI_Percent%>>
Location:	<<City>>	STI Value:	<<STI_Currency>> <<STI_Target>>
		LTI Percent:	<<LTI_Percent%>>
		LTI Value:	<<LTI_Currency>> <<LTI_Target>>

Short-Term Incentive Example - <<STI_Percent%>> - <<STI_Currency>>  <<STI_Target>>

The below calculations for your Short-Term Incentive are for illustrative purposes only based on your June 1, 20YY salary.  Actual Short-Term Incentive calculations will be derived using your base salary as of July 1, 20YY and based on the attainment of the annual Corporate targets.

	Minimum	Target	Maximum
Payout %	50%	100%	200%

Company Revenue	USD <<Threshold_Rev>>	USD <<Target_Rev>>	USD <<Max_Rev>>
Cash Payout	<<STI_Currency>> <<STI_Target@25%>>	<<STI_Currency>> <<STI_Target@50%>>	<<STI_Currency>> <<STI_Target>>

Company Operating Income (non-GAAP basis)	USD <<Threshold_ OpInc>>	USD <<Target_OpInc>>	USD <<Max_OpInc>>
Cash Payout	<<STI_Currency>> <<STI_Target@25%>>	<<STI_Currency>> <<STI_Target@50%>>	<<STI_Currency>> <<STI_Target>>

Long-Term Incentive Example – <<LTI_Percent%>> - <<LTI_Currency>>  <<LTI_Target>>

A.	Long-Term Performance Cash – 33% - <<LTI_Currency>> <<LTI_Target@33%>>
The below calculations for your Long-Term Performance Cash are for illustrative purposes only based on your May 1, 20YY salary.

	Minimum	Target	Maximum
Payout %	50%	100%	200%

Company Revenue	USD <<Threshold_Rev>>	USD <<Target_Rev>>	USD <<Max_Rev>>
Cash Payout	<<LTI_Currency>> <<LTI_Target@33%@25%>>	<<LTI_Currency>> <<LTI_Target@33%@50%>>	<<LTI_Currency>> <<LTI_Target@33%>>

Company Operating Income (non-GAAP basis)	USD <<Threshold_OpInc>>	USD <<Target_OpInc>>	USD <<Max_OpInc>>
Cash Payout	<<LTI_Currency>> <<LTI_Target@33%@25%>>	<<LTI_Currency>> <<LTI_Target@33%@50%>>	<<LTI_Currency>> <<LTI_Target@33%>>

Compuware Corporation Confidential
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Exhibit 10.167
FY 20YY Compuware Short-Term and Long-Term Incentive Plan

B.	Performance-based Non-Qualified Stock Options (NQSO) – 33% - <<LTI_Currency>> <<LTI_Target@33%>>

The number of options (NQSOs) awarded is determined by applying the Black Scholes value (<<Black_Scholes_Option_Price>>) to this component.  Options are earned and vest upon achieving FYEYY+2 performance measures as shown below.

	Minimum	Target
Payout %	80%	100%

Company Revenue (FYEYY+2)	USD <<Threshold_Rev>>	USD <<Target_Rev>>
Number of Options Earned	<<Threshold_NQSO>>	<<Target_NQSO>>

Company Operating Income (FYEYY+2) (non-GAAP basis)	USD <<Threshold_OpInc>>	USD <<Target_OpInc>>
Number of Options Earned	<<Threshold_NQSO>>	<<Target_NQSO>>

C.	Restricted Stock Units (RSU) – 33% - <<LTI_Currency>> <<LTI_Target@33%>>
The number of RSUs awarded is determined by applying the stock price value to this component.  The RSUs shall vest over four years, 25% of the total RSUs vesting per year.

Stock Price ([Grant Date])	Total RSU’s

<<CPWR_Closing_Price>>	<<Target_RSU>>

Compuware Corporation Confidential

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